Exhibit 99.1

McEwen Mining Cautions Shareholders at Annual General Meeting

TORONTO, ONTARIO - (May 18, 2012) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) announces that at its Annual General Meeting in Toronto on May 17, 2012, Mr. Robert McEwen, Chairman, President and Chief Executive Officer, provided an overview of the company’s current development plans and outlook for the price of gold.

The corporation announced that El Gallo Phase 1 remains on schedule and budget for the first gold pour during the third quarter. In addition, the San José mine remains on track to meet full year production guidance of 85,000 oz. of gold and 5.7 million oz. of silver (192,500 oz. gold equivalent, 49% of which is attributable to the company).

Mr. McEwen provided an overview of recent decrees announced by the government of Argentina and the possible adverse impact also on the mining industry. In particular, Mr. McEwen informed shareholders that the uncertainty related to the repatriation of funds from the San José mine could impair the company’s ability to internally finance its projects. If these uncertainties persist, the company will need to seek external financing alternatives for the development of El Gallo Phase 2.

Despite current weakness in precious metals prices, Mr. McEwen also re-affirmed his view of the price of gold, which includes an ultimate target price of $5,000 oz by the end of this cycle.

About McEwen Mining (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by 2015 by creating a high growth, low-cost, mid-tier silver and gold producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest); the El Gallo Complex in Sinaloa, Mexico; the Gold Bar Project in Nevada, US; the Los Azules Project in San Juan, Argentina and a large portfolio of exploration properties in Argentina, Nevada and Mexico. In 2012, McEwen Mining is planning to spend approximately US$40 million on exploration.

McEwen Mining has 267,919,384 shares issued and outstanding. Rob McEwen, Chairman, President and CEO, owns 25% of the shares of the Company. As of March 31, 2012, McEwen Mining had cash and liquid assets of US$66.7 million, comprised of cash of US$41.1 million, silver and gold bullion at market value of US$21.4 million and marketable securities of US$1.1 million. The company continues to hold a significant portion of its treasury in bullion with the belief that prices will continue to rise.

Caution Concerning Forward-Looking Statements

This press release contains certain forward-looking statements and information, including “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this press release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, risks related to business integration as a result of the business combination between US Gold and Minera Andes, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, risks related to litigation including specifically but not limited to ongoing litigation with respect to the Los Azules property which if resolved adversely to the Company, would materially affect the Company’s ability to develop the Los Azules project, property title, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 181 Bay Street Suite 4750 Toronto, ON M5J 2T3 PO box 792 E-mail: info@mcewenmining.com